UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2014

VAIL RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09614	51-0291762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 404-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2014, Blaise T. Carrig, President — Mountain Division of Vail Resorts, Inc. (the “Company”), notified the Company that he intends to step down as President — Mountain Division of the Company on August 1, 2015 as part of a planned leadership succession.  After August 1, 2015, Mr. Carrig will remain with the Company in a full-time role as senior mountain advisor through October 1, 2017.  Upon effectiveness of Mr. Carrig becoming a senior mountain advisor on August 1, 2015, Mr. Carrig will be entitled to receive (i) an annual base salary of $428,561, (ii) participation in the Perquisite Fund Program with an annual allowance of $30,000 per year to be used at the Company’s owned or operated resorts and (iii) other customary benefits provided to senior executives of the Company.  He will not be eligible to participate in the Company’s Management Incentive Plan and additional equity awards.  If his employment ends “without cause” prior to October 1, 2017, Mr. Carrig will be entitled to receive the remaining compensation through October 1, 2017.

In anticipation of Mr. Carrig’s retirement, the Company announced that Patricia A. Campbell, Executive Vice President and Chief Operating Officer, Breckenridge Ski Resort, will succeed Mr. Carrig as President — Mountain Division, effective August 1, 2015.

Ms. Campbell, age 51, was appointed Executive Vice President in October 2013, and has been Chief Operating Officer at Breckenridge Ski Resort since October 2009 with oversight responsibility of Keystone Resort since 2011.  Prior to her current role, she was Chief Operating Officer of Keystone Resort for three years.  Ms. Campbell joined the Company in 1999 as the director of ski school at Breckenridge Ski Resort.  She has more than 25 years of expertise in the ski industry and senior management, holding leadership positions at Grand Targhee Resort and Jackson Hole Mountain Resort, where she started as a ski school instructor in 1985.  She serves as a member of the board of the Summit Foundation and of the Breckenridge Outdoor Education Center.

Upon effectiveness of Ms. Campbell becoming President — Mountain Division on August 1, 2015, Ms. Campbell will be entitled to receive the following compensation:

•                                          an annual base salary of $390,000;

•                                          an incentive target cash bonus equal to 50% of her base salary, subject to the terms and conditions of the Company’s Management Incentive Plan;

•                                          an equity award under the Company’s Amended and Restated 2002 Long-Term Incentive and Share Award Plan consisting of restricted share units (RSUs) of approximately $138,000 and share appreciation rights of approximately $462,000, which are expected to vest in three equal installments beginning on the first anniversary of the grant date;

•                                          one-time additional grant of RSUs of approximately $400,000, which is expected to vest on the third anniversary of the grant date;

•                                          participation in the Perquisite Fund Program with an annual allowance of $40,000 per year to be used at the Company’s owned or operated resorts; and

•                                          relocation benefits and other customary benefits provided to senior executives of the Company.

There is no arrangement or understanding between Ms. Campbell and any other person pursuant to which she was selected to her respective position.  There are no transactions to which the Company is a party and in which Ms. Campbell has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.  There are no family relationships between Ms. Campbell and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

The Company issued a press release on November 3, 2014 announcing Mr. Carrig’s plan to step down and the selection of Ms. Campbell to serve as President — Mountain Division, effective August 1, 2015.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

Exhibit No.	Description

99.1	Press release dated November 3, 2014 announcing management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL RESORTS, INC.

Dated: November 4, 2014	By:	/s/ Michael Z. Barkin
		Name:	Michael Z. Barkin
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 3, 2014 announcing management changes